Exhibit 10.6

SPECIFIC TERMS IN THIS EXHIBIT HAVE BEEN REDACTED BECAUSE CONFIDENTIAL TREATMENT FOR THOSE TERMS HAS BEEN REQUESTED. THE REDACTED MATERIAL HAS BEEN SEPARATELY FILED WITH THE SECURITIES AND EXCHANGE COMMISSION, AND THE TERMS HAVE BEEN MARKED AT THE APPROPRIATE PLACE WITH TWO ASTERISKS (**).

TERMINALING SERVICES AGREEMENT

This Terminaling Service Agreement (“Agreement”) is made effective the          day of                     , 2013 (the “Effective Date”) between Center Point Terminal Company, LLC, a Delaware limited liability company (“Terminal”), and Enjet, LLC, a Texas limited liability company (“Customer”).

RECITALS

A. Terminal, together with its subsidiaries and affiliates, is the owner of the terminaling facilities specified on Schedule A (each such facility, a “Terminal Facility” and, collectively, the “Terminal Facilities”).

B. Customer and Terminal desire to enter into this Agreement to provide for the storage and handling of residual petroleum products as specified herein at the Terminal Facilities.

AGREEMENT

In consideration of the foregoing, the mutual covenants herein contained and other good and valuable consideration (the receipt, adequacy and sufficiency of which are hereby acknowledged by the parties by their execution hereof), the parties agree as follows.

1. Facility. Terminal agrees to provide an area at each Terminal Facility for the purpose of loading or unloading residual petroleum products (each a “Product” and, collectively, the “Products”) and will reserve at each Terminal Facility dedicated storage for such Products in one or more tanks having gross shell capacity as specified on Schedule C. Terminal shall provide all suitable terminaling and related services required to safely perform all operations contemplated to be performed by Terminal herein at each Terminal Facility. Each Terminal Facility will be maintained in good working order by Terminal at its own cost and expense at all times during the term of this Agreement.

2. Operations.

2.1. Receipt and Delivery of Product. Customer will deliver Products to the Terminal Facilities in bulk. In compliance with all applicable state, federal and local laws and regulations, Terminal will receive, store, handle and reship such Products in accordance with Customer’s reasonable requirements submitted to Terminal by Customer in writing and will tender such Products to carriers for shipment as directed by Customer in writing. The receipt, formulating, storage, handling, reshipment and related operations contemplated hereunder will be conducted by or on behalf of Terminal in accordance with generally accepted terminaling practices. Receipts will be issued by Terminal to Customer for all Products delivered to Terminal by or for Customer. In-tank transfers from or to other throughput customers at a Terminal Facility shall be evidenced by Terminal’s issuance of a stock movement confirmation. All movements will be verified either via pipeline transfer ticket, if applicable, or by a suitable independent inspection agency if so selected by Customer and reasonably satisfactory to Terminal, with the cost of such agency to be borne by Customer.

2.2. Physical Deliveries; Overdelivery. Customer shall nominate physical deliveries at least thirty (30) days in advance. Physical delivery nominations received with less than thirty days advance notice shall be scheduled by Terminal on a best efforts basis only. If a scheduled delivery will exceed Customer’s available contracted capacity, Terminal reserves the right to reject the nomination or delivery to the extent that it exceeds Customer’s contracted capacity.

SPECIFIC TERMS IN THIS EXHIBIT HAVE BEEN REDACTED BECAUSE CONFIDENTIAL TREATMENT FOR THOSE TERMS HAS BEEN REQUESTED. THE REDACTED MATERIAL HAS BEEN SEPARATELY FILED WITH THE SECURITIES AND EXCHANGE COMMISSION, AND THE TERMS HAVE BEEN MARKED AT THE APPROPRIATE PLACE WITH TWO ASTERISKS (**).

2.3. Taxes and Assessments. Customer agrees to pay all taxes and assessments that may be assessed by any governmental authority against any Product of Customer or against Terminal (except for Terminal’s income, franchise and real estate taxes) with respect to the receiving, storing, handling, shipping or disposing of any Product or other property of Customer. Customer shall pay its direct costs or pro rata share of any inventory or use tax or so-called spill tax, pollution control tax or emission fee which may be assessed against the Terminal, any Products, the service or throughput fees payable hereunder or against the services to be performed by Terminal hereunder. Upon request by Terminal, Customer shall provide to Terminal all certificates and license information as may be required in connection with the payment of or exemption from applicable fuel and excise taxes.

3. Term. The initial term of this Agreement with respect to a Terminal Facility shall commence on the Effective Date and expire on December 31, 2018 (each such initial term, the “Initial Term” and, collectively, the “Initial Terms”). This Agreement shall automatically renew for successive one year terms with respect to a Terminal Facility after the end of the Initial Term (each such renewal term, the “Renewal Term” and, collectively, the “Renewal Terms”) unless either party notifies the other party in writing at least one hundred twenty (120) days prior to expiration of the Initial Term for a Terminal Facility or the then current Renewal Term for such Terminal Facility, as applicable, of its intent to cancel this Agreement with respect to such Terminal Facility, in which event this Agreement will terminate with respect to such Terminal Facility at the end of such Initial Term or such Renewal Term, as applicable.

4. Charges.

4.1. Base Storage Fee. Customer agrees to pay the per barrel storage rates listed on Schedule A for each Terminal Facility (the “Storage Rates”) on a monthly basis for the product volumes listed on Schedule C (the “Stipulated Volumes”). The Storage Rates multiplied by the Stipulated Volumes shall be referred to as the “Base Storage Fee.” If additional storage is available, Customer may increase its Stipulated Volumes on the same terms and conditions as set forth in this Agreement. Base Storage Fees for any period of less than a full month shall be apportioned based on the number of days in such month.

4.2. Excess Storage Fees. Customer agrees to pay (i) $[**] per-barrel for Product throughput in a given calendar year in excess of the total Stipulated Volumes, and (ii) the applicable Storage Rate for storage of Product in a given calendar year in excess of the Stipulated Volumes at any Terminal Facility (the “Excess Storage Fees”). Excess Storage Fees for any period of less than a full calendar year shall be apportioned based on the number of days in such year.

4.3. Ancillary and Additive Services Fees. Customer agrees to pay the applicable fees listed on Schedule B for any ancillary or additive services provided by Terminal (“Ancillary and Additive Services Fees”).

4.4. Documentation Change Fee. If Customer requests a change to any bill of lading after the transport vehicle has departed a Terminal Facility, Customer shall pay an additional documentation fee of $[**] per bill of lading that is changed. Additionally, all affected parties must provide written approval to any change in a bill of lading after the transport vehicle has departed a Terminal Facility.

4.5. Invoicing and Payment. Customer agrees to pay to Terminal (i) the Base Storage Fee and the Tank Cleaning Reserve Fee, payable in advance each month, (ii) Ancillary and Additive Services Fees incurred during the previous month, payable each month, and (iii) Excess Storage

SPECIFIC TERMS IN THIS EXHIBIT HAVE BEEN REDACTED BECAUSE CONFIDENTIAL TREATMENT FOR THOSE TERMS HAS BEEN REQUESTED. THE REDACTED MATERIAL HAS BEEN SEPARATELY FILED WITH THE SECURITIES AND EXCHANGE COMMISSION, AND THE TERMS HAVE BEEN MARKED AT THE APPROPRIATE PLACE WITH TWO ASTERISKS (**).

Fees incurred in a given calendar year payable in January of each year. Terminal will invoice Customer at the beginning of each month (or year, as applicable), and Customer will pay Terminal the invoiced amounts no later than fourteen (14) days after receipt of Terminal’s invoice.

4.6. Rate and Fee Adjustments. The Storage Rates and Excess Storage Fees are fixed from the Execution Date to, and including, December 31, 2014, and will be adjusted each January 1 thereafter (an “Indexing Date”) by a percentage equal to 90% of the change in the published Federal Consumer Price Index (i.e., the entry of “All items for Urban Wage Earners and Clerical Workers”) over the first twelve (12) of the fifteen (15) months preceding the Indexing Date. This adjustment procedure will continue during the Initial Term of this Agreement for each Terminal Facility and any and all Renewal Terms; provided, however, that in no event will the applicable rates (i) increase or decrease by more than 3% on any Indexing Date and (ii) be less than the rates established as of the Effective Date. All Ancillary and Additive Services Fees will be fixed from the Execution Date to and including December 31, 2014 and will be adjusted each January 1 thereafter by Terminal to reflect Terminal’s average annual percentage cost increase or decrease of such product(s) and services.

4.7. Late Payments. Any amount payable by Customer hereunder, if not paid when due, bears interest from the due date until the date payment is received by Terminal at an annual rate equal to the rate of two percentage points above the prime rate of interest effective for the payment due date as published in The Wall Street Journal, but not more than the maximum rate of interest permitted under applicable law, such interest payable within five days following Customer’s receipt of invoice for such interest.

5. Title; Cargo Insurance. Title to all Products delivered by or for Customer to Terminal remains in Customer’s name. It shall be Customer’s responsibility to obtain any desired cargo insurance on its Products in the Terminal Facilities.

6. Independent Contractor. It is understood and agreed by the parties hereto that Terminal, in performing the services hereunder, is acting as an independent contractor and not as an agent of Customer.

7. Indemnification.

7.1. By Terminal. Subject to Sections 7.3, 8, 9 and 11, and except as otherwise provided in Section 12, Terminal hereby unconditionally, irrevocably and absolutely agrees to protect, defend, indemnify and hold harmless Customer and Customer’s past, present and future officers, directors, shareholders, employees, agents, attorneys and representatives, and each of the foregoing’s successors and assigns (collectively the “Customer Indemnitees”), from any and all manner of actions, suits, debts, sums of money, interest owed, accounts, controversies, agreements, guaranties, promises, undertakings, charges, damages, judgments, executions, obligations and reasonably incurred costs, expenses and fees (including reasonable attorneys’ fees and court costs), counterclaims, claims, demands, causes of action, liabilities, losses and amounts paid in settlement (collectively “Adverse Consequences”) incurred, paid or sustained by any of the Customer Indemnitees, in each case in connection with, arising out of, based upon, relating to or otherwise involving the negligent or willful acts or omissions on the part of Terminal, its employees, agents or contractors in the performance of this Agreement.

7.2. By Customer. Subject to Sections 7.3, 9 and 11, and except as otherwise provided in Section 12, Customer hereby unconditionally, irrevocably and absolutely agrees to protect, defend, indemnify and hold harmless Terminal and Terminal’s past, present and future officers, directors, shareholders, employees, agents, attorneys and representatives, and each of the foregoing’s successors

SPECIFIC TERMS IN THIS EXHIBIT HAVE BEEN REDACTED BECAUSE CONFIDENTIAL TREATMENT FOR THOSE TERMS HAS BEEN REQUESTED. THE REDACTED MATERIAL HAS BEEN SEPARATELY FILED WITH THE SECURITIES AND EXCHANGE COMMISSION, AND THE TERMS HAVE BEEN MARKED AT THE APPROPRIATE PLACE WITH TWO ASTERISKS (**).

and assigns (collectively the “Terminal Indemnitees”), from any and all Adverse Consequences incurred, paid or sustained by any of the Terminal Indemnitees, in each case in connection with, arising out of, based upon, relating to or otherwise involving: (i) the negligent or willful acts or omissions on the part of Customer, its employees, agents, or contractors (including any contractors transporting Product to or from a Terminal Facility unless under the employ or under contract to Terminal) in the performance of this Agreement; and (ii) the receipt, formulating, storage, handling or reshipment of Customer’s Products pursuant to this Agreement.

7.3. Concurrent Fault. In the event that any Adverse Consequences are caused in whole or in part by the concurrent negligent or willful acts or omissions of Terminal, its employees, agents or contractors, on the one hand, and Customer, its employees, agents or contractors, on the other hand, then the obligation of the parties to indemnify under this Section 7 will be comparative and each party will indemnify the other to the extent that such party’s act or omission (or the acts or omissions of such party’s employees, agents or contractors) was the cause of such injury, damage or death.

7.4. Control of Claim. If any such action, suit or proceeding is commenced against, or any such claim, demand or amount is assessed against, any person in respect of which such person proposes to demand indemnification hereunder (the “Indemnitee”), the person from whom the Indemnitee is seeking indemnification hereunder (the “Indemnitor”) is to be notified to that effect with reasonable promptness. The Indemnitor is to control the defense of any such action, and may employ counsel in defense thereof, all at Indemnitor’s expense, unless and until Indemnitor satisfies or otherwise settles such action and obtains a release of the Indemnitee from the third party bringing such action, in a form acceptable to the Indemnitee and his counsel.

8. Limitation on Liability. If loss or damage to any of Customer’s Products arises from any cause (including improper loading and unloading of Customer’s Products or actions not conforming to Customer’s orders on the part of Terminal, its employees, agents, or contractors), Terminal will not be liable to Customer for more than the actual cost to Customer of any lost or damaged Product, less salvage value. Terminal will not be responsible for Adverse Consequences resulting from the loss or destruction of any of Customer’s Products except and to the extent that such loss or destruction is caused by the negligence of Terminal, its employees, agents or invitees (other than Customer or Customer’s employees, agents or invitees). Terminal will not be responsible for chemical deterioration of any of Customer’s Products resulting from the ordinary storage of Customer’s Products at a Terminal Facility. Terminal will have no liability to a Customer Indemnitee unless a written claim is delivered to Terminal by the Customer Indemnitee within four months after Terminal reports the alleged loss to the Customer or the Customer discovers the alleged loss, whichever is earlier. Customer may not make any deductions from any invoice presented by Terminal pending the resolution of any claim. EXCEPT AS EXPRESSLY HEREIN PROVIDED, THERE ARE NO GUARANTEES OR WARRANTIES OF ANY KIND, EXPRESS OR IMPLIED, INCLUDING ANY WARRANTIES OF MERCHANTABILITY OR FITNESS FOR A PARTICULAR PURPOSE, WHETHER ARISING BY OPERATION OF LAW OR OTHERWISE. Notwithstanding anything to the contrary contained in this Agreement, Terminal will not have liability for any reason whatsoever to Customer for evaporation, shrinkage or other loss of Product (“Product Losses”) in an amount equal to or less than 0.5% (one-half of one percent) of the average volume of Customer’s Products stored at a Terminal Facility for the relevant period of time (the “Deduction Amount”). Terminal shall be accountable for the delivery of that quantity of Product accepted and received by Terminal after the deduction of the Deduction Amount. Product Losses shall be calculated and reported on a monthly basis. Terminal, at its option, shall either replace or pay Customer the fair market value for all Product Losses in excess of the Deduction Amount. The fair market value of the Product is computed from the average low posted price of the products for the closest geographical area for the point of delivery as reported in Platt’s Oilgram Price Service for the twelve months preceding the date on which the Product Loss took place. Settlements will be made annually.

SPECIFIC TERMS IN THIS EXHIBIT HAVE BEEN REDACTED BECAUSE CONFIDENTIAL TREATMENT FOR THOSE TERMS HAS BEEN REQUESTED. THE REDACTED MATERIAL HAS BEEN SEPARATELY FILED WITH THE SECURITIES AND EXCHANGE COMMISSION, AND THE TERMS HAVE BEEN MARKED AT THE APPROPRIATE PLACE WITH TWO ASTERISKS (**).

9. Insurance.

9.1. Terminal. Terminal agrees to provide and carry (or cause to be provided and carried) the following insurance during the term of this Agreement, at its expense and in forms and with insurance companies reasonably acceptable to Customer:

(i)	Statutory Workmen’s Compensation and Employer’s Liability Insurance with a minimum limit of the greater of $1,000,000 per occurrence or the applicable amount required by state or federal laws;

(ii)	Commercial General Liability Insurance as follows:

(a)	Bodily Injury Liability in an amount of not less than $1,000,000 for injuries, including death, to any one person in any one occurrence, and in an amount of not less than $2,000,000.00 covering injuries, including death, to more than one person in any one occurrence; and

(b)	Property Damage Liability in an amount of not less than $1,000,000 covering damage to or destruction of property in any one occurrence; and

(iii)	Fire and Extended Coverage to cover replacement value of the Terminal Facilities.

Terminal has no obligation under this Agreement to insure Customer’s Products and property or property of others.

9.2. Customer. Customer agrees to provide and carry (or cause to be provided and carried) the following insurance during the term of this Agreement (for itself and its subcontractors and third party carriers), at its expense and in forms and with insurance companies reasonably acceptable to Terminal:

(i)	Statutory Workmen’s Compensation and Employer’s Liability Insurance with a minimum limit of the greater of $1,000,000 per occurrence or the applicable amount required by state or federal laws;

(ii)	Commercial General Liability Insurance as follows:

(a)	Bodily Injury Liability in an amount of not less than $1,000,000 for injuries, including death, to any one person in any one occurrence, and in an amount of not less than $2,000,000.00 covering injuries, including death, to more than one person in any one occurrence;

(b)	Property Damage Liability in an amount of not less than $1,000,000 covering damage to or destruction of property in any one occurrence; and

(iii)	Comprehensive Automobile Liability Insurance with liability limits of $2,000,000 per occurrence for bodily injury and property damage; and

(iv)	Excess liability/umbrella insurance over the above-listed coverages to a limit of $5,000,000.

SPECIFIC TERMS IN THIS EXHIBIT HAVE BEEN REDACTED BECAUSE CONFIDENTIAL TREATMENT FOR THOSE TERMS HAS BEEN REQUESTED. THE REDACTED MATERIAL HAS BEEN SEPARATELY FILED WITH THE SECURITIES AND EXCHANGE COMMISSION, AND THE TERMS HAVE BEEN MARKED AT THE APPROPRIATE PLACE WITH TWO ASTERISKS (**).

Customer’s Commercial General Liability and Automobile Liability insurance coverage must include Terminal as an additional insured as its interest may appear. If Customer carries any insurance on Customer’s Products or Customer’s property, Customer must cause its insurance carrier to endorse the policies to waive subrogation against Terminal. If Customer is self-insured for losses to Customer’s Products or Customer’s property, Customer hereby waives subrogation against Terminal. Copies of any and all of the foregoing insurance policies and endorsements must be furnished to Terminal upon request.

10. Default. If a party (the “Defaulting Party”) fails to perform any of the covenants or obligations of performance or payment imposed upon it under and by virtue of this Agreement (except where such failure is excused under other applicable provisions hereof), then in such event the other party (the “Non-Defaulting Party”) must give the Defaulting Party written notice thereof, stating specifically the cause for which such notice of default is given. The Non-Defaulting Party may cancel this Agreement (by written notice to the Defaulting Party) without any further obligation and has the right to collect any amount due it hereunder for any Adverse Consequences suffered by it if: (i) the Defaulting Party fails to make payment within ten days after receipt of notice of default in payment for charges; or (ii) within a period of 30 days after receipt of notice of any other default hereunder the Defaulting Party does not commence with diligence to remove and remedy the default, fully indemnify the Non-Defaulting Party from any and all Adverse Consequences resulting from such default and thereafter pursue and complete removal of such default with diligence.

If Customer holds over after the Initial Term or the then current Renewal Term as specified in Section 3 or fails or refuses to remove all of its Products from a Terminal Facility upon expiration of such term, then (i) in addition to any damages incurred by Terminal, Customer shall be obligated to pay holdover throughput or storage charges with respect to such Terminal Facility equal to twice the rate then applicable under Section 4 above for the entire volume of storage available to Customer during the term, (ii) Terminal may withhold Customer’s access to its Products at such Terminal Facility until all charges are paid, and (iii) Terminal may avail itself of the remedy of self-help to remove any or all of Customer’s Products from such Terminal Facility, move such Products into temporary storage and/or sell the same at private sale or public auction in order to recover the charges and damages specified in the preceding subclauses and any other damages incurred by Terminal as a result of such breach.

11. Force Majeure.

11.1. Effect of Force Majeure. If either party is rendered unable by force majeure to perform or comply fully or in part with any obligation or condition of the Agreement (other than the payment of money), the affected party must give written notice to the other party of such force majeure event (a “Force Majeure Notice”) within 48 hours after receiving notice of the occurrence of the force majeure event relied upon. In such event, both parties will be relieved of liability, but only with respect to that portion of the specific Terminal Facility or Products for which the force majeure event has been declared, and will suffer no prejudice for failure to perform their obligations hereunder with respect to such Terminal Facilities or Products during such period, except for the obligations to make payment of any and all charges for services provided pursuant to this Agreement prior to the occurrence of such force majeure event (and any indemnification obligations hereunder). In addition, Terminal will have the right to curtail storage space or allocate its supply of storage in a manner which, in its sole discretion, is fair and reasonable in the circumstances, and will not be obligated to obtain or purchase other storage space for Customer and Customer will not hold Terminal responsible in any manner for any losses or damages

SPECIFIC TERMS IN THIS EXHIBIT HAVE BEEN REDACTED BECAUSE CONFIDENTIAL TREATMENT FOR THOSE TERMS HAS BEEN REQUESTED. THE REDACTED MATERIAL HAS BEEN SEPARATELY FILED WITH THE SECURITIES AND EXCHANGE COMMISSION, AND THE TERMS HAVE BEEN MARKED AT THE APPROPRIATE PLACE WITH TWO ASTERISKS (**).

which Customer may claim as a result of any such failure, curtailment or allocation by Terminal. Terminal will not be required to make up any storage space not available as a result of any force majeure event. If a period of suspension under a force majeure event continues in excess of twelve (12) consecutive months, that portion of the affected Terminal Facilities, storage tanks or products may be terminated (with a corresponding and pro rata adjustment to the Base Storage Fee), upon no less than thirty (30) days notice, by either party. For the avoidance of doubt, neither Party may exercise its right under this Section 11.1 to terminate this Agreement as a result of a force majeure event with respect to any machinery, storage tanks or other equipment that has been unaffected by, or has been restored to working order since, the applicable force majeure.

11.2. Definition. As used herein, the term “force majeure” includes, by way of example and not in limitation, fire, acts of god, adverse weather, navigational accidents, vessel damage or loss, accidents at or closing of a navigational or transportation mechanism, strikes, grievances or actions by or among workers, lock-outs or other labor disturbances, explosions or accidents to wells, pipelines, storage depots, refinery facilities, machinery and other facilities, actions of any government or by any person purporting to represent a government, shortage, interruption or curtailment of crude oil, acts of terrorists and inability to obtain or unavoidable delays in obtaining material or equipment or other causes not reasonably within the control of the affected party and which such party by the exercise of reasonable diligence could not have prevented or overcome.

12. Environmental Matters. In the event of any Product spill, discharge or other casualty resulting in or having the potential to cause environmental pollution in connection with the performance of this Agreement, Terminal immediately may commence containment or clean-up operations as deemed appropriate or necessary by Terminal or as required by any governmental authority. Terminal will notify Customer immediately of the event and those operations. Terminal will take commercially reasonable steps to keep Customer advised of such plans and activities. Customer will have the right to participate in the decisions and remedial activities being taken and, if appropriate, promptly send response personnel to the site. If remedial activities are required and the responsible party has not been identified, the responsibilities for prompt payments for the remedial activities being incurred, as well as initial response costs incurred by Terminal and Customer will be shared equally between Customer and Terminal. The ultimate apportionment between Customer and Terminal of all costs and other damages occasioned by the occurrence will be determined in the following manner.

(i)	If the occurrence was caused by the negligence of Terminal, its agent, employees, contractors or customers, Terminal will indemnify and hold Customer harmless as set forth in Section 7.1.

(ii)	If the occurrence was caused by the negligence of Customer, its agents, contractors, customers (including vessels tendered by Customer and its customers), Customer will indemnify and hold Terminal harmless as set forth in Section 7.2.

(iii)	If the occurrence was caused by the negligence of both Terminal and Customer or the parties associated with them as defined above, the costs and damages will be shared ratably based upon the percentage of negligence attributable to each party as set forth in Section 7.3.

(iv)

If the occurrence was caused by a third party either known or unknown in conjunction with the loading or unloading of Product, Customer and Terminal will cooperate and will equally share all costs related to the occurrence and the cost of recovering the damages

SPECIFIC TERMS IN THIS EXHIBIT HAVE BEEN REDACTED BECAUSE CONFIDENTIAL TREATMENT FOR THOSE TERMS HAS BEEN REQUESTED. THE REDACTED MATERIAL HAS BEEN SEPARATELY FILED WITH THE SECURITIES AND EXCHANGE COMMISSION, AND THE TERMS HAVE BEEN MARKED AT THE APPROPRIATE PLACE WITH TWO ASTERISKS (**).

from the third party or any available clean-up fund. If recovery is made, such recovery will be apportioned so as to equalize each party’s share. If partial or no recovery is made, the loss will be shared equally.

Terminal maintains capabilities to respond to emergency situations which may include spill containment booms, oil absorbent material and, if applicable, a boat at the terminal in readiness at all times. Emergency response teams are trained from volunteer employees and training is up-dated and reinforced on a regular basis. Terminal emergency procedures are set forth in appropriate sections of the following documents: U.S. Coast Guard Dock Operations Manual, EPA’s Spill Prevention Control and Counter Measures Plan; OSHA’s Risk Assessment and Emergency Response Contingency Plan, as well as the Oil Pollution Act of 1990 Manual for both the U.S. Coast Guard and EPA. These plans are currently in place and are maintained on an up-to-date basis. The provisions of this Section 12 are contractual in nature and apply only within the content of this Agreement. Nothing herein is intended to nor may be construed as establishing legal liabilities or responsibilities between Customer or Terminal, on the one hand, and third-party or governmental agencies, on the other hand.

13. Removal of Product. Immediately upon the termination of this Agreement for any reason with respect to a Terminal Facility, Customer agrees to remove from such Terminal Facility all of its Products, supplies, equipment and other materials. Customer may waive such right as to all or part of same, in which case, if accepted in writing by Terminal at its sole option, the Products, supplies, equipment and other materials so waived will become the property of Terminal; provided, however, that in all cases Customer also would be liable for and will pay all directly-related disposal costs. If waste is generated on a Terminal Facility’s premises as a result of the Products’ removal, then Terminal and Customer must mutually agree on an environmentally sound method of disposal of waste in accordance with all applicable laws and regulations. If the parties fail to agree to an environmentally sound method for disposal of such waste within ten days following a proposal by Terminal, then Terminal has the right to direct and carry out the disposal of such waste in accordance with applicable laws and regulation, in its name or in the name of Customer, all at Customer’s sole cost and expense. Customer agrees to pay the cost of such removal and disposal, including such costs or charges as Terminal may be required to pay in regard to such waste, including the cost of preparing and processing any documents in connection therewith.

14. Regulatory Compliance. Terminal agrees to notify (the “Compliance Notice”) Customer if, in order to comply with applicable laws or governmental regulations or in order to prevent, reduce, control or monitor any emission or discharge into the environment of any nature whatsoever, any governmental or regulatory body initiates a requirement subsequent to the Effective Date which causes Terminal to: (i) incur additional expense; (ii) effect changes in the operation of a Terminal Facility; (iii) make any addition to the improvements on a Terminal Facility; or (iv) change Terminal’s normal methods of operation. Such Compliance Notice must include Terminal’s estimate of Customer’s share of the additional expense and of the additional expense of making such changes or additions (the “Compliance Expense”). The estimate of Compliance Expense may only include Terminal’s estimate of the actual or pro-rata incremental cost (based on actual volumes of Customer’s Products that are stored at a Terminal Facility) of such additional expense, change or additions (including engineering and overhead expense) and subsequent direct changes or additions attributable to the presence of Customer at a Terminal Facility. On or before 30 days following delivery of the Compliance Notice, Customer and Terminal agree to negotiate in good faith to reach an agreement as to the amount and terms of payment of the agreed-to amount of the Compliance Expense to be paid by Customer to Terminal. The terms of payment must reasonably compensate Terminal for financing the agreed-to amount of Compliance Expense in the event that the terms of payment do not provide for Customer’s complete and immediate

SPECIFIC TERMS IN THIS EXHIBIT HAVE BEEN REDACTED BECAUSE CONFIDENTIAL TREATMENT FOR THOSE TERMS HAS BEEN REQUESTED. THE REDACTED MATERIAL HAS BEEN SEPARATELY FILED WITH THE SECURITIES AND EXCHANGE COMMISSION, AND THE TERMS HAVE BEEN MARKED AT THE APPROPRIATE PLACE WITH TWO ASTERISKS (**).

reimbursement of Terminal’s actual cash expenditures. In the event Terminal and Customer are unable to agree upon Customer’s share of the Compliance Expense, the matter will be settled by arbitration in accordance with the Commercial Arbitration Rules of the American Arbitration Association (“AAA”). All hearings will be conducted in St. Louis, Missouri, or at another location mutually approved by such parties, before an arbitrator who is a licensed attorney with at least 15 years of experience in commercial law. A judgment upon the award rendered by the arbitrator shall be entered in a Court with competent jurisdiction. The Federal Arbitration Act (Title 9 U.S. Code Section 1 et seq.) shall govern all arbitration and confirmation proceedings. As a condition precedent to the filing of an arbitration claim, the parties agree to first mediate at AAA. Any party refusing to mediate shall not prevent the other party from pursuing their claims in arbitration. The parties will share the cost of mediation equally.

15. Reimbursements. Customer shall reimburse Terminal for all of the following: (i) the actual cost of any regulatory fees assessed on Customer’s Product, (ii) the actual cost of any capital expenditures that Terminal agrees to make upon Customer’s request; and (iii) any cleaning, degassing or other preparation of storage tanks as requested by Customer. Customer will pay Terminal no later than fourteen (14) days after receipt of Terminal’s invoice therefor. For clarification hereunder, the Tank Cleaning Reserve Fee shall be paid by Customer to Terminal and is in lieu of Terminal separately charging Customer to clean the storage tanks upon required inspections or at the end of the Initial Term or Renewal Term, whichever is applicable.

16. Amendment and Modification. No amendment, modification, supplement, termination, consent or waiver of any provision of this Agreement, nor consent to any departure therefrom, will in any event be effective unless the same is in writing and is signed by the party against whom enforcement of the same is sought. Any waiver of any provision of this Agreement and any consent to any departure from the terms of any provision of this Agreement is to be effective only in the specific instance and for the specific purpose for which given.

17. Assignments.

17.1. By Customer. Customer may not assign or transfer any of its rights or obligations under this Agreement to any other person ** Notwithstanding the preceding sentence, Customer may assign its rights under this Agreement to any affiliate of Customer without the prior consent of Terminal, but no such assignment relieves Customer of any of its obligations under this Agreement.

17.2. **

17.3. If either Customer or Terminal assigns its rights and obligations under this Agreement relating to one or more Terminal Facilities (the “Transferred Facilities”) pursuant to this Section 17, then:

(i)	Customer’s and Terminal’s rights and obligations with respect to the Transferred Facilities under this Agreement, including the Stipulated Volumes and Base Storage Fees relating thereto, will cease and all of Customer’s and Terminal’s rights and obligations under this Agreement, other than with respect to the Transferred Facilities, shall continue; and

(ii)

the rights and obligations relating to the Transferred Facilities contained in this Agreement, including the Stipulated Volumes and the Base Storage Fees relating thereto, will be included in a new services agreement between Customer or

SPECIFIC TERMS IN THIS EXHIBIT HAVE BEEN REDACTED BECAUSE CONFIDENTIAL TREATMENT FOR THOSE TERMS HAS BEEN REQUESTED. THE REDACTED MATERIAL HAS BEEN SEPARATELY FILED WITH THE SECURITIES AND EXCHANGE COMMISSION, AND THE TERMS HAVE BEEN MARKED AT THE APPROPRIATE PLACE WITH TWO ASTERISKS (**).

Terminal, as applicable, and the assignee, and such new services agreement will require that the assignee be responsible for the performance of the assigning party’s obligations relating to the Transferred Facilities as of such date of transfer.

18. Subletting. Customer may sublet all or a portion of its Stipulated Volumes at any Terminal Facility so long as such sub-customer executes an agreement whereby such sub-customer agrees to comply with and be subject to the terms and conditions of this Agreement. No such sublease shall relieve Customer of any of its obligations under this Agreement and Customer will agree to indemnify Terminal against any claims by such sub-customer. Any amounts due and payable by such sub-customer in excess of the amount due and payable under this Agreement shall be split equally between Customer and Terminal.

19. **

20. Rules/Procedures. Terminal, from time to time, has the right to make, establish and promulgate reasonable and non-discriminatory rules and procedures for the Terminal Facilities, including marine (where applicable), common carrier, and security access procedures. Customer must observe and comply with and cause its employees and agents to observe and comply with such rules and provisions. No such rule or provision may be inconsistent with this Agreement.

21. Captions. Captions contained in this Agreement have been inserted herein only as a matter of convenience and in no way define, limit, extend or describe the scope of this Agreement or the intent of any provision hereof.

22. Confidentiality. Customer has confidential information, know-how and technical data concerning formulae and methods of manufacturing the Products handled hereunder, and mixtures thereof (collectively the “Confidential Information”). Customer may from time to time make such Confidential Information available to Terminal. Terminal agrees to maintain in confidence any Confidential Information that it may receive from Customer and will not disclose such information to any person without the prior written consent of Customer. However, Terminal may disclose such Confidential Information: (i) to legal counsel of Terminal; (ii) to other professional advisors of Terminal (but only if they have been informed of the confidential nature of such Confidential Information and agree to be bound by the terms of this Section); (iii) to regulatory officials having jurisdiction over Terminal; and (iv) as required by law or legal process or in connection with any legal proceeding to which Terminal is a party or is otherwise subject. In each such event (other than clause (i)), Terminal, prior to such disclosure, is to inform Customer.

23. Construction. Unless the context of this Agreement clearly requires otherwise: (i) references to the plural include the singular and vice versa; (ii) references to any person include such person’s successors and assigns but, if applicable, only if such successors and assigns are permitted by this Agreement; (iii) references to one gender include all genders; (iv) “including” is not limiting; (v) “or” has the inclusive meaning represented by the phrase “and/or”; (vi) the words “hereof”, “herein”, “hereby”, “hereunder” and similar terms in this Agreement refer to this Agreement as a whole and not to any particular provision of this Agreement; (vii) section and exhibit references are to this Agreement unless otherwise specified; (viii) reference to any agreement (including this Agreement), document or instrument means such agreement, document or instrument as amended or modified and in effect from time to time in accordance with the terms thereof and, if applicable, the terms hereof; and (ix) general or specific references to any law mean such law as amended, modified, codified or reenacted, in whole or in part, and in effect from time to time.

SPECIFIC TERMS IN THIS EXHIBIT HAVE BEEN REDACTED BECAUSE CONFIDENTIAL TREATMENT FOR THOSE TERMS HAS BEEN REQUESTED. THE REDACTED MATERIAL HAS BEEN SEPARATELY FILED WITH THE SECURITIES AND EXCHANGE COMMISSION, AND THE TERMS HAVE BEEN MARKED AT THE APPROPRIATE PLACE WITH TWO ASTERISKS (**).

24. Counterpart Facsimile or Electronic Execution. For purposes of this Agreement, a document (or signature page thereto) signed and transmitted by telecopier or electronic transmission is to be treated as an original document. The signature of any party thereon, for purposes hereof, is to be considered as an original signature, and the document transmitted is to be considered to have the same binding effect as an original signature on an original document. At the request of any party, any telecopy or e-mail document is to be re-executed in original form by the parties who executed such document. No party may raise the use of a telecopier or e-mail or the fact that any signature was transmitted through the use of a telecopier machine or e-mail as a defense to the enforcement of this Agreement or any amendment or other document executed in compliance with this Section.

25. Counterparts. This Agreement may be executed by the parties on any number of separate counterparts, and all such counterparts so executed constitute one agreement binding on all the parties notwithstanding that all the parties are not signatories to the same counterpart.

26. Entire Agreement. This Agreement constitutes the entire agreement among the parties pertaining to the subject matter hereof and supersedes all prior agreements, letters of intent, understandings, negotiations and discussions of the parties, whether oral or written.

27. Exhibits. All of the Exhibits attached to this Agreement are deemed incorporated herein by reference. Any Exhibit to this Agreement may from time to time be revised, renegotiated and added to by mutual consent of the parties hereto. Each such revised, renegotiated or amended Exhibit is subject to the terms and conditions of this Agreement unless the parties hereto specifically agree otherwise.

28. Failure or Delay. No failure on the part of any party to exercise, and no delay in exercising, any right, power or privilege hereunder operates as a waiver thereof; nor does any single or partial exercise of any right, power or privilege hereunder preclude any other or further exercise thereof, or the exercise of any other right, power or privilege. No notice to or demand on any party in any case entitles such party to any other or further notice or demand in similar or other circumstances.

29. Governing Law. This Agreement and the rights and obligations of the parties hereunder are to be governed by and construed and interpreted in accordance with the laws of the State of Missouri applicable to contracts made and to be performed wholly within Missouri, without regard to choice or conflict of laws rules.

30. Legal Fees. Except as otherwise provided herein, all legal and other costs and expenses incurred in connection with this Agreement and the transactions contemplated hereby are to be paid by the party incurring such costs and expenses. In the event any party brings suit to construe or enforce the terms hereof, or raises this Agreement as a defense in a suit brought by another party, the prevailing party is entitled to recover its attorneys’ fees and expenses.

SPECIFIC TERMS IN THIS EXHIBIT HAVE BEEN REDACTED BECAUSE CONFIDENTIAL TREATMENT FOR THOSE TERMS HAS BEEN REQUESTED. THE REDACTED MATERIAL HAS BEEN SEPARATELY FILED WITH THE SECURITIES AND EXCHANGE COMMISSION, AND THE TERMS HAVE BEEN MARKED AT THE APPROPRIATE PLACE WITH TWO ASTERISKS (**).

31. Notices. All notices, consents, requests, demands and other communications hereunder are to be in writing, and are deemed to have been duly given or made: (i) when delivered in person; (ii) five (5) days after deposited in the United States mail, first class postage prepaid; (iii) in the case of overnight courier services, one business day after delivery to the overnight courier service with payment provided for; (iv) in the case of telecopy or fax, when sent, verification received; or (v) in the case of electronic transmission such as e-mail, when sent; in each case addressed as follows:

if to Customer:

Enjet, LLC

5373 W. Alabama, Suite 502

Houston, Texas 77056

Attn: Lloyd P. Byler

Telephone #: (713) 552-1559

Fax #: (713) 552-1255

Email: pbyler@enjet.com

if to Terminal:

Center Point Terminal Company, LLC

8235 Forsyth Blvd., Suite 400

St. Louis, Missouri 63105

Attn: Steve Twele

Telephone #: (314) 889-9600

Fax #: (314) 854-8539

Email: stwele@pci-stl.com

or to such other address as any party may designate by notice to the other party in accordance with the terms of this Section.

32. No Public Utility. This Agreement is made as an accommodation to Customer and in no event shall Terminal’s services be deemed to be those of a public utility or common carrier. If for any reason the Terminal or any of its facilities become a public utility or common carrier, then at the option of Terminal and upon prior written notice to Customer, Terminal may (a) restructure and restate this Agreement on commercially reasonable terms in compliance with applicable regulations, or (b) terminate this Agreement as to the affected facilities or services.

33. Remedies Cumulative. Each and every right granted hereunder and the remedies provided for under this Agreement are cumulative and are not exclusive of any remedies or rights that may be available to any party at law, in equity or otherwise.

34. Severability. Any provision of this Agreement which is prohibited, unenforceable or not authorized in any jurisdiction is, as to such jurisdiction, ineffective to the extent of any such prohibition, unenforceability or nonauthorization without invalidating the remaining provisions hereof, or affecting the validity, enforceability or legality of such provision in any other jurisdiction, unless the ineffectiveness of such provision would result in such a material change as to cause completion of the transactions contemplated hereby to be unreasonable.

35. Successors and Assigns. All provisions of this Agreement are binding upon, inure to the benefit of and are enforceable by or against the parties and their respective permitted successors and assigns.

SPECIFIC TERMS IN THIS EXHIBIT HAVE BEEN REDACTED BECAUSE CONFIDENTIAL TREATMENT FOR THOSE TERMS HAS BEEN REQUESTED. THE REDACTED MATERIAL HAS BEEN SEPARATELY FILED WITH THE SECURITIES AND EXCHANGE COMMISSION, AND THE TERMS HAVE BEEN MARKED AT THE APPROPRIATE PLACE WITH TWO ASTERISKS (**).

36. Third-Party Beneficiary. This Agreement is solely for the benefit of the parties and their respective successors and permitted assigns, and no other person has any right, benefit, priority or interest under or because of the existence of this Agreement.

[Signature page follows.]

SPECIFIC TERMS IN THIS EXHIBIT HAVE BEEN REDACTED BECAUSE CONFIDENTIAL TREATMENT FOR THOSE TERMS HAS BEEN REQUESTED. THE REDACTED MATERIAL HAS BEEN SEPARATELY FILED WITH THE SECURITIES AND EXCHANGE COMMISSION, AND THE TERMS HAVE BEEN MARKED AT THE APPROPRIATE PLACE WITH TWO ASTERISKS (**).

IN WITNESS WHEREOF, the parties hereto have duly executed this Agreement as of the date first written above.

THIS AGREEMENT CONTAINS A BINDING ARBITRATION

PROVISION WHICH MAY BE ENFORCED BY THE PARTIES

CENTER POINT TERMINAL COMPANY, LLC

By:

Name:

Title:

ENJET, LLC

By:

Name:

Title:

SPECIFIC TERMS IN THIS EXHIBIT HAVE BEEN REDACTED BECAUSE CONFIDENTIAL TREATMENT FOR THOSE TERMS HAS BEEN REQUESTED. THE REDACTED MATERIAL HAS BEEN SEPARATELY FILED WITH THE SECURITIES AND EXCHANGE COMMISSION, AND THE TERMS HAVE BEEN MARKED AT THE APPROPRIATE PLACE WITH TWO ASTERISKS (**).

SCHEDULE A

STORAGE FEES PER BARREL

	Baton Rouge[1]			Galveston[2]

Light Petroleum Products		N/A			N/A
Residual Petroleum Products		N/A		$	[**	]
Tank 2005	$	[**	]		N/A
Tank 110-08	$	[**	]		N/A
Tank 110-09	$	[**	]		N/A
Tank 110-11	$	[**	]		N/A
Tank 1901	$	[**	]		N/A
Additional tank less than 125,000 bbls	$	[**	]	$	[**	]
Additional tank greater than 125,000 bbls	$	[**	]	$	[**	]

[1]	Baton Rouge, LA terminal: Excess Storage Fees will be charged at $[**] per barrel, subject to inflation adjustments.
[2]	Galveston, TX terminal: Excess Storage Fees will be charged at $[**] per barrel, subject to inflation adjustments.

SPECIFIC TERMS IN THIS EXHIBIT HAVE BEEN REDACTED BECAUSE CONFIDENTIAL TREATMENT FOR THOSE TERMS HAS BEEN REQUESTED. THE REDACTED MATERIAL HAS BEEN SEPARATELY FILED WITH THE SECURITIES AND EXCHANGE COMMISSION, AND THE TERMS HAVE BEEN MARKED AT THE APPROPRIATE PLACE WITH TWO ASTERISKS (**).

SCHEDULE B

ADDITIVE & ANCILLARY SERVICES

	Baton Rouge			Galveston
Generic Gas Additive/bbl		N/A			N/A
Proprietary Gas Additive/bbl		N/A			N/A
Ethanol Blending/bbl		N/A			N/A
Biodiesel Blending/bbl		N/A			N/A
Butane Blending/bbl		N/A			N/A
Red Dye Injection/bbl		N/A			N/A
Lubricity Additive/bbl		N/A			N/A
Cold Flow Additive/bbl		N/A			N/A
Tank Heating/hour	$	[**	][3]		Adjustable base monthly fee[4] + posted hourly rate
Circulating Fee/hour	$	[**	]		N/A
Tank-To-Tank Transfers/bbl	$	[**	]	$	[**	]
Air Sparging Fee/hour	$	[**	]	$	[**	]
Agitating Fee/hour	$	[**	]		N/A
In-house Inspection Fee	$	[**	]	$	[**	]
Bill of Lading Fee	$	[**	]	$	[**	]
Truck Pump Off Fee	$	[**	]		N/A
Air Filter Replacement Fee		Terminal’s Cost			N/A
Tank Cleaning Reserve Fee		$[**] per barrel, per month			$[**] per barrel, per month

[3]	Tank heating fee to be increased in proportion to such Terminal Facility’s increase in the cost of natural gas in excess of $7.50 per mmbtu.
[4]	Base monthly fee, per tank (heating cost):

Tank Capacity (bbls)	Base Monthly Fee
106,000	$	[**	]
100,000	$	[**	]
54,000	$	[**	]
27,000	$	[**	]
15,000 (12,000 used)	$	[**	]

SPECIFIC TERMS IN THIS EXHIBIT HAVE BEEN REDACTED BECAUSE CONFIDENTIAL TREATMENT FOR THOSE TERMS HAS BEEN REQUESTED. THE REDACTED MATERIAL HAS BEEN SEPARATELY FILED WITH THE SECURITIES AND EXCHANGE COMMISSION, AND THE TERMS HAVE BEEN MARKED AT THE APPROPRIATE PLACE WITH TWO ASTERISKS (**).

SCHEDULE C

STIPULATED VOLUMES

Terminal	Stipulated Volume (barrels)	Initial Contract Term (estimated commencement 7-__-13)
Baton Rouge	711,242	5 Years
Galveston	439,900	5 Years
Total Stipulated Volumes	1,151,142